UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities.
     On June 5, 2009, Inverness Medical Innovations, Inc. (the “Company”) entered into a Framework Agreement with Concateno plc, a company registered under the laws of England and Wales (“Concateno”), pursuant to which the Company has agreed to a proposal to acquire the entire issued and to be issued share capital of Concateno (the “Concateno Shares”) pursuant to a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme”). The Scheme is subject to a number of conditions, including approval by the shareholders of Concateno and sanction of the High Court of Justice in England and Wales.
     Under the terms of the Scheme, each holder of Concateno Shares will receive, for each Concateno Share, 79 pence in cash and 0.02 shares of the Company’s common stock, $.001 par value per share (the “Company Stock”), based on Inverness’ closing price per common share on the New York Stock Exchange (the “NYSE”) on June 4, 2009 of $34.00 and applying an exchange rate of £1.00:$1.61 for a total implied value per Concateno share of 121.24 pence. Based on information provided by Concateno, there are 103.2 million Concateno Shares issued and outstanding after consideration of certain shares which will be repurchased by Concateno for nominal consideration and cancelled as a result of the transaction. There are also up to approximately 2 million outstanding warrants and options over Concateno shares which are expected to be exercised prior to the acquisition becoming effective. The Company therefore expects to issue approximately 2.1 million shares of Company Stock to acquire Concateno. In addition, the Company expects to issue options to purchase approximately 300,000 shares of Company Stock in exchange for outstanding options to purchase Concateno Shares and, as part of compensation packages intended to induce certain key executives of Concateno to remain with the company, to pay up to £1.1 million in cash and to grant awards of 56,000 shares of restricted Company Stock and options to purchase up to 75,000 shares of Company Stock.
     In the event that the value of the total consideration payable per Concateno Share (based on the volume weighted average of the closing market prices of the Company Stock on the NYSE over the twenty trading days ending on (and including) the trading day immediately preceding the date of the shareholder vote to approve the Scheme) is less than 120 pence per Concateno Share, then the Company will be obliged to provide further consideration to Concateno Shareholders such that the overall value of the consideration per Concateno Share at the time of the shareholder vote is 120 pence. Any such additional consideration will consist of up to £1 million cash plus up to 500,000 additional shares of Company Stock or, at the Company’s option, the cash equivalent thereof. In the event that the cash consideration of up to £1 million is not needed to increase the overall consideration to 120 pence, the unused portion will be paid to certain key managers of Concateno.
     In connection with the issuance of shares of Company Stock pursuant to the Scheme, the Company intends to rely on the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), for exchanges of securities after a hearing by a court upon the fairness of the terms and conditions of the exchange. In connection with the issuance of options and restricted stock described above, the Company intends to rely on the exemptions from registration afforded by Regulation S under the Securities Act and/or Section 4(2) of the Securities Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: June 8, 2009	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance